SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  Ferbuary 28, 2011

Regenicin, Inc
(Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  212 518-8474

470 Park Avenue South 16th Floor, New York, NY 10010 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On March 21, 2011, we provided written notice to our President, Mr. Joseph Connell, that his employment with our company pursuant to his Employment Agreement, dated as of October 4, 2010, was terminated for “Cause” pursuant to Section 9 of the Employment Agreement.

Our obligations to the Mr. Connell under the Employment Agreement are limited to the payment of accrued and unpaid salary through the date of his termination and any earned but not yet paid bonus from the prior fiscal year. We intend to compensate Mr. Connell according to the terms of the Employment Agreement.

A copy of the Employment Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K we filed with the Securities and Exchange Commission on October 5, 2010, and is incorporated herein by reference. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.02 above is herein incorporated by reference.

Section 8 – Other Events

Item 8.01 Other Events

On February 28, 2011, our board of directors, Mr. Randall McCoy, and our company (collectively the “Plaintiffs”) filed an amended complaint in the Eighth Judicial District Court of Nevada (Case No. A-11-634976-C) against Joseph Connell, our former President.  The Plaintiffs in the amended complaint are requesting declaratory relief from certain allegations Mr. Connell has made in relation to partnership claims with Mr. McCoy, board membership, and stock ownership in our company. Mr. Connell has not yet answered the complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regenicin, Inc

/s/ Randall McCoy
Randall McCoy

Date: March 31, 2011